LEASE AGREEMENT


         THIS LEASE AGREEMENT, made and executed this _____ day of _________, 2000, by and between ADMIRAL PROPERTIES, LLC, a Maryland Limited Liability Company (hereinafter called the "Landlord") and COMMERCEFIRST BANCORP, INC., a Maryland Corporation (hereinafter called the "Tenant").

         WITNESSETH: That for and in consideration of the payment of the rent and the prompt performance by Tenant of all of the covenants and agreements, to be kept and performed by Tenant, and the mutual covenants herein, the parties agree as follows:

         1.1 DEFINITIONS. The following terms shall have the meanings set forth below for all purposes in this Lease.

         (a)  Property:  1804 West Street, Annapolis, Maryland  21401

         (b)  Premises: Suite 200 as shown on Exhibit A attached hereto.

         (c)  Rentable Square Feet:  8,102

         (d)  Lease Term:  Five (5) years

         (e)  Lease Commencement Date:  March 1, 2000

         (f) Delivery Date: The date the Premises are delivered to Tenant with all Landlord Standard Improvements and Tenant Improvements completed as verified by the City of Annapolis Building Inspection Department issuing a certification of completion.

         (g) Final Bank Approval Date: The date upon which all final federal and state regulatory approvals are received by Tenant for the opening of CommerceFirst Bank (hereinafter called "the Bank").

         (h)  Lease Expiration Date:  April 30, 2005

         (i)  Lease  Extension  Rent:   Seven  Thousand  and  Zero/100   Dollars
($7,000.00) per month.

         (j) Interim Rent: Ten Thousand Four Hundred Sixty Five and Eight/100 Dollars ($10,465.08) per month.

         (k) Fixed Minimum Rent: One Hundred Fifty Three Thousand Nine Hundred Thirty Eight and Zero/100 Dollars ($153,938.00) for the first lease year, payable in equal monthly installments of Twelve Thousand Eight Hundred Twenty Eight and Seventeen/100 Dollars ($12,828.17).

         (l)  Annual Minimum Rent Escalation Percentage:  Three percent (3.0%)

         (m)  Pro-Rata Share for Operating Expenses and
Real Estate Taxes: 13.61%

         (n)  Security Deposit: Fifteen Thousand Dollars ($15,000.00)

         (o) Regulatory Failure: The failure of Tenant to receive all necessary and appropriate approvals from all federal and state bank and securities regulatory authorities to open the Bank for business as a Maryland state chartered, Federal Reserve Member commercial bank together with the reasonable judgment of the Organizers of Tenant that such regulatory approvals are not likely to be achieved in a reasonable period of time.

         (p) Termination Date: The date on which Landlord receives written notice from Tenant that Tenant shall terminate the Lease.


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         (q)  Termination   Fee:  One  hundred  thousand  and  zero/100  dollars
              ($100,000.00)

         (r) Bank Specific Expenses: Expenses paid or incurred by Landlord for build-out items which are requested or specified by Tenant and which are unique to Tenant's branch banking facility (as opposed to general office space expenses) such as teller counters, security cameras, bank security systems, special glass or teller counter enclosures and the like.

         (s) Landlord's Standard Improvements: Construction items set forth in Landlord's Building Standard Allowance memo attached hereto as Exhibit B.

         (t) Tenant Improvements: Construction items that are not included in Landlord Standard Improvements.

         (u) Tenant Improvement Allowance: One Hundred Twenty One Thousand Five Hundred Thirty and zero/100 Dollars ($121,530.00) in construction items.

         (v)  Operating Expense Cap:  Fifty Cents per square foot ($0.50/sf)

         (w) Permitted Use of Premises: General corporate offices and/or a branch and other banking activities of the Bank.

         (x)  Tenant's Advertised Name:  CommerceFirst Bank

         (y) Address for Notices to Tenant: 1804 West Street, Suite 200, Annapolis, Maryland 21401 with a copy to Milton D. Jernigan II c/o McNamee, Hosea, Jernigan & Kim, 705 Melvin Avenue, Suite 102, Annapolis, Maryland 21401

         (z) Address for Notices to Landlord: c/o The Loughlin Management Group, Inc., 60 West Street, Suite 204, Annapolis, Maryland 21401

         (aa) Tenant's Employer ID Number:  _____________________

         (bb) Guarantor(s):_____________________________________________________

         (cc) Address(es) of Guarantor(s):______________________________________

________________________________________________________________________________

         1.2. ATTACHMENTS. This Lease includes and incorporates the following additional documents (check if applicable): ___ Addendum to Lease; ___ Guaranty of Lease; ___ Certificate Affirming Lease Commencement Date; _____ Rules & Regulations.

         2. PREMISES. Landlord does lease, let, and demise to Tenant and Tenant hereby leases from Landlord, the Rentable Square Feet in the Premises at the Property as set forth in Section 1.1 above.

         3. TERM. The Term of the Lease as set forth in Section 1.1 above shall commence on the Lease Commencement Date and end on the Lease Expiration Date as set forth in Section 1.1 above. Should the Lease Commencement Date fall other than on the first day of the month, all rents due hereunder for that month shall be pro-rated proportionately for that month and the full Term shall be the number of years set forth in Section 1.1 (d) above plus the portion of a month remaining from the Lease Commencement Date until the last day of that month.

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

                  (a) Termination. This Lease shall terminate at the end of the Term without the necessity of any notice from either Landlord or Tenant to terminate the same, and Tenant hereby waives notice to vacate or quit the Premises. For the period of six (6) months prior to expiration of the Term, Landlord shall have the right to display on the exterior of the Premises a "For Rent" sign. During said period Landlord may show the Premises and all parts thereof to prospective tenants during normal business hours. If Tenant shall be in possession of the Premises at the end of the term with the consent and permission of Landlord, the tenancy under this Lease shall become month to month, terminable by either party on thirty (30) days notice.

                  (b) Holding Over. Tenant agrees to vacate the Premises at the end of the Term, and Landlord shall be entitled to the benefit of all summary proceedings to recover possession of the Premises at the end of the Term, as if statutory notice had been given. Should Tenant remain in possession of all or any part of the Premises after the expiration of the Term, such action shall not renew the Lease by operation of law and nothing herein shall be deemed as a consent by Landlord to Tenant's remaining in the Premises, and such holding over shall, in the absence of a written agreement to the contrary, be deemed to have created and be construed to be a tenancy from month to month terminable on thirty (30) days' written notice from either party to the other, at a monthly rental equal to the total of: (1) 150% of the monthly installment of Fixed Minimum Rent (as adjusted) and payable during the last month of the Term; (2) Tenant's Pro-Rata Share as set forth in Section 1.1 above of operating expenses;
(3) Tenant's Pro-Rata Share as set forth in Section 1.1 above of real estate taxes; and (4) all other charges under this Lease. Tenant shall otherwise be subject to all of the other terms, covenants, and conditions of this Lease insofar as the same may be applicable to a month to month tenancy.

         4. RENT. Commencing on the Lease Commencement Date and ending on the Delivery Date, Tenant covenants and agrees to pay Landlord Interim Rent as set forth in Section 1.1 above. Commencing on the Delivery Date and throughout the Term, Tenant covenants and agrees to pay Landlord the Fixed Minimum Rent as set forth in Section 1.1 above, in advance, on the first day of each month during the term of this Lease at the office of Landlord or such other place as Landlord may designate, without any set off or deduction whatever. If the Rent Commencement Date or Delivery Date shall be a date other than the first day of the calendar month, Tenant shall on the Rent Commencement Date or the Delivery Date pay Landlord an amount equal to such proportion of an equal monthly installment as the number of days from the Rent Commencement Date or Delivery Date to the end of the calendar month in which such date occurs bears to the total number of days in such calendar month, and such payments shall represent the pro rata rent for the Rent Commencement Date or Delivery Date to the end of such calendar month. The Fixed Minimum Rent above shall be increased but never decreased beginning with the second year of the Term hereof and every year thereafter for the remaining Term and all renewal terms hereof by the Annual Minimum Rent Escalation Percentage as set forth in Section 1.1(i) above.

                  (a)  Additional Rent.

                           (1) Operating  Expenses.  Tenant covenants and agrees
to pay Additional Rent to Landlord for Tenant's Pro Rata Share of operating expenses. Operating expenses shall mean the total costs and expenses paid or incurred by Landlord in connection with the management, operation, maintenance, and repair of the Property and buildings, including, without limitation, (i) cost of all common area electricity and utilities, cost of insurance, and the costs of supplies and equipment, maintenance, service contracts in connection therewith; (ii) the cost of repairs and general maintenance cleaning; (iii) fees, charges, and other costs of all independent contractors engaged by Landlord, or reasonably charged by Landlord if Landlord performs management services in connection with the property; (iv) and any other expenses of any other kind whatsoever reasonably incurred in maintaining, and repairing the Property.

                                    Tenant's  Additional  Rent  with  respect to
operating expenses for each calendar year of the Term shall be that portion of operating expenses equal to the amount computed by applying to operating expenses a fraction having as its numerator the Rentable Square Feet of the Premises and as its denominator the total Rentable Square Feet of the Property, known as Tenant's Pro-Rata Share. For purposes of the above computation, the Rentable Square Feet of the Property is Fifty Nine Thousand Five Hundred Twenty Three (59,523) square feet, subject to change
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based upon  remeasurement  and/or expansion of the Property.  As to any calendar year a portion only of which is contained in the Term, Tenant's obligation for Additional Rent shall be prorated on the basis of the actual number of days in the portion of such calendar year contained in the Term.

                                    Tenant shall pay to Landlord Additional Rent
in the following manner: During the first calendar year, or the portion of the year commencing on the Delivery Date, of this Lease, Tenant shall pay to Landlord on the first day of each calendar month one-twelfth (1/12) of the amount as estimated by Landlord. If operating expenses increase so that Tenant's Pro-Rata Share exceeds the amount paid by Tenant during any year, then the foregoing amount may be adjusted by Landlord at the end of any calendar year on the basis of Landlord's experience and/or reasonably anticipated cost. Within a reasonable time following the end of each calendar year, Landlord shall furnish Tenant a statement covering the calendar year just expired, certified as correct by a certified public accountant or an officer of Landlord, showing the total operating expenses, Tenant's Pro-Rata Share of operating expenses for such calendar year and the payments made by Tenant with respect to such calendar year as set forth in this paragraph. If said operating expenses exceed Tenant's payments so made, Tenant shall pay Landlord the deficiency within ten (10) days after receipt of said statement. If said payments exceed Tenant's Pro-Rata Share of operating expenses, Tenant shall be entitled to offset the excess against payments thereafter to become due to Landlord as set forth in this paragraph. During the initial Term of the Lease, Tenant's pro-rata share of the Operating Expenses, excluding insurance, shall not exceed the Operating Expense Cap set forth in Section 1.1 above.

                           (2) Real  Estate  Taxes.  Tenant  shall  pay in  each
calendar year during the Term, as Additional Rent, its Pro-Rata Share of all real estate taxes. The Pro-Rata Share of real estate taxes shall be paid by Tenant to Landlord as Additional Rent within thirty (30) days of the receipt by Tenant of written notice from Landlord setting forth such amount. Real estate taxes shall mean all taxes, assessments, and charges levied upon, or with respect to, the Property or any personal property of Landlord used in the operation thereof, or Landlord's interest in the Property or such personal property. Real estate taxes shall include, without limitation, all general real estate property taxes and general and special assessments, charges, fees, or assessments for transit, housing, police, fire, or other governmental services or proported benefits to the property, service payments in lieu of taxes, and any tax, fee, or excise on the act of entering into this Lease or any other lease of space in the property, or use or occupancy of the building or any part thereof, or on the rent payable under any lease or connection with the business of renting space in the building, that are now or hereafter levied or assessed against Landlord by the United States of America, the State of Maryland, Anne Arundel County, or any other political subdivision, public corporation, district or other political or public entities. Real estate taxes shall also include any other tax, fee or other excise, however described, that may be levied or assessed as a substitute for or as an addition to, in whole or in part, any other real estate taxes, where they are not now customary or in the contemplation of the parties on the date of the signing of this Lease. Real estate taxes shall also include reasonable legal fees, costs, and disbursements incurred in connection with proceedings to contest, determine, or reduce real estate taxes.

                  For the year in which the Term commences, the provisions of this section shall also apply, but Tenant's liability for its Pro-Rata Share of real estate taxes for such year shall be subject to a pro rata adjustment based upon the number of days of such calendar year falling after the Delivery Date.

                  For the year in which the Term terminates, the provisions of this section shall also apply, but Tenant's liability for its Pro-Rata Share of real estate taxes for such year shall be subject to a pro rata adjustment based upon the number of days of such calendar year falling within the Term.

                  (b) Other Payments. Additional Rent is the amount of any payment called for in any provision of this Lease which accrues while this Lease is in effect (which Additional Rent shall include any and all charges or other amounts which Tenant is obligated to pay to Landlord under any of the provisions of this Lease other than the Fixed Minimum Rent).

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                  (c)  Payment of Rent.  Tenant  shall pay all rent when due and payable, without any set off, deduction or prior demand thereof whatsoever, at the address set forth in Section 1(o), or such other address of which Landlord notifies Tenant in writing. Any rent which is not paid within ten (10) days after the same is due shall bear a five percent (5%) late fee. Tenant shall pay an additional five percent (5%) late fee in each succeeding month during which the rent remains delinquent as of the first day of such month. Additional Rent which shall become due shall be payable, unless otherwise provided herein, with the next installment of Fixed Minimum Rent. The acceptance by Landlord of a check for lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall l be given no effect, and Landlord may accept such check, without prejudice to any other rights or remedies which Landlord may have against Tenant.

         5. SECURITY DEPOSIT. Tenant, upon the execution of this Lease, does hereby deposit with Landlord a security deposit as set forth in Section 1.1 above, which shall be retained by Landlord as security for the payment by Tenant of the rent herein agreed to be paid and for the faithful performance of the covenants contained in this Lease. If at any time Tenant shall be in default under any of the provisions of the Lease, Landlord shall be entitled, at its sole discretion, to retain the security deposit and apply all or part of said security deposit on account of any unpaid rent, or against any damage due to any breach or default by Tenant of any provisions of this Lease, or against the cost of repairs of any damage to the Premises and the Property by Tenant, its agents, servants, employees, concessionaires, officers, licensees, invitees or contractors. Any portion of such security deposit not retained by Landlord shall be returned to Tenant in the month following the original Lease Expiration Date as set forth in Section 1.1 above, whether or not Tenant exercises any renewal options. The security deposit will not bear interest.

         6. USE. Tenant shall occupy the Premises upon commencement of the term and thereafter its continued Permitted Use of the Premises will be as set forth in Section 1.1 above, and for no other use whatsoever. Tenant covenants that said use is expressly permitted by the BCE zoning district of the City of Annapolis which is the zoning classification of the Property at the time of the signing of this Lease. Unless Landlord agrees to the contrary, Tenant shall conduct business only under Tenant's Advertised Name as set forth in Section 1.1 above.

         7.  IMPROVEMENTS.

                  (a) Acceptance. Tenant's occupancy of the Premises shall constitute acknowledge-ment that the Premises are ready for occupancy hereunder, and acceptance of said Premises by Tenant.

                  (b) Mechanics Lien. No work which Landlord permits Tenant to do pursuant to this Lease, whether in the nature of erection, construction, alteration and repair, shall be deemed to be for the immediate use and benefit of Landlord so that no mechanics lien or other lien shall be allowed against the estate of Landlord by reason of any consent given by Landlord to improve the Premises. Tenant shall pay promptly all persons furnishing labor or materials with respect to any work performed by Tenant or its contractor on or about the Premises. In the event any mechanics or other lien shall anytime be filed against the Premises by reason of work, labor, services and materials performed or furnished, or alleged to be performed or furnished to Tenant or anyone holding the Premises through or under Tenant, then Tenant shall forthwith cause the same to be discharged of record or bonded to the satisfaction of Landlord. If Tenant shall fail to cause such lien forthwith to be so discharged or bonded after being notified of the filing thereof, then, in addition to any right or remedy of Landlord, Landlord may discharge the same by paying the amount claimed to be due, and the amount so paid by Landlord, including reasonable attorney's fees incurred by Landlord in procuring the discharge of such lien, together with interest thereon at eighteen percent (18%) per annum shall be due and payable by Tenant to Landlord as Additional Rent.

                  (c) Tenant's Fixtures. All trade fixtures and apparatus (as distinguished from leasehold improvements which are improvements made by or for Landlord which remain with and become part of the Property) owned by Tenant and installed in the Premises shall remain the property of Tenant and may be removed at anytime, including upon the expiration of the Term; provided Tenant shall not at such time be in default of any terms or covenants of this Lease; and

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provided  further that Tenant shall repair any damage to the Premises  caused by the removal of said fixtures. If Tenant is in default, Landlord shall have the benefit of any applicable lien upon Tenant's property located in or on the Premises as may be permitted under the laws of the State of Maryland and in the event such lien is asserted by Landlord in any manner or by operation of law, Tenant shall not remove or permit the removal of said property until the lien has been removed and all defaults have been cured.

         8. TENANT'S COVENANTS. In regard to the use and occupancy of the Premises, Tenant covenants at its expense to: (a) keep the inside and outside of all glass on the doors and windows to the Premises clean; (b) replace promptly any cracked or broken glass of the Premises with glass of like kind and quality;
(c) maintain the Premises in a clean, orderly and sanitary condition and free of insects, rodents, vermin, and other pests; (d) keep any garbage, trash, rubbish or other refuse in a rodent proof contained or containers within the interior of the Premises until removed; (e) keep all mechanical apparatus free of vibration and noise which may be transmitted beyond the Premises; (f) comply with all laws, ordinance, rules, and reasonable recommendations of Landlord's insurance rating organization now or hereafter in effect; (g) comply and observe all rules and regulations established by Landlord from time to time which apply generally to all tenants of the Property.

         9. SIGN. Tenant will not place or suffer to be maintained on either a temporary or permanent basis any sign or other advertising matter in the windows or doors or on the exterior of the building nor on any part of the Property without the previous written consent of Landlord, which consent shall not be unreasonably delayed or withheld. Any sign placed without Landlord's written consent may be removed or caused to be removed by Landlord at Tenant's expense.

         10.  REPAIRS.

                  (a) Landlord's Repairs. Landlord, at its expense, will make, or cause to be made repairs to; (i) structural repairs to exterior walls, structural columns and structural floor which collectively enclose the Premises (excluding, however, all doors, door frames, door fronts, windows and glass) and
(ii) the roof over the Premises. Landlord shall be obligated to make the said repairs only if Tenant shall have given Landlord notice of the necessity for such repairs and provided that the necessity for such repairs shall not arise from or shall be caused by the negligence or willful acts of Tenant, its agent, concessionaires, officers, employees, licensees, invitees, or contractors.

                  (b) Tenant Repairs. All repairs to the Premises or any installations, equipment or facilities therein, other than those repairs required to be made by Landlord pursuant to Section 10(a) shall be made by Tenant at its expense, with Landlord's approval and review. Without limiting the generality of the foregoing, Tenant shall keep the interior of the Premises, together with all electrical, plumbing and other mechanical installations that serve the Premises, whether such installations are located inside or outside of the Premises, in good order and repair and will make all replacements from time to time required thereto at its expense; and will surrender the Premises at the expiration of the term or at such other time as it may vacate the Premises, in as good condition as when received, except depreciation caused by ordinary wear and tear, damage by casualty (other than damage by casualty which is caused by the negligence of Tenant, its agents, concessionaires, officers, employees, contractors, licensees, or invitees, or unavoidable accident or act of God). Tenant will not overload the electrical wiring servicing the Premises or within the Premises, and will install at its expense, subject to the prior written consent of Landlord, any additional electrical wiring which may be required in connection with Tenant's apparatus, occupation or use of the Premises. Any damage or injuries sustained by any person because of mechanical, electrical, or plumbing or any other equipment or installations, whose maintenance and repairs shall be the responsibility of Tenant, shall be paid for by Tenant, and Tenant shall indemnify and hold Landlord harmless from and against all claims, actions, damages, and liability in connection therewith, including, but not limited to, attorneys and other professional fees, and any other costs which Landlord may reasonably incur.

         11. ALTERATIONS BY TENANT. Tenant will not make any alterations, renovations, improvements or other installations in, on or to the Premises or any part thereof (including without limitation, any alterations of the store front or sides, structural alterations, or any cutting or drilling into any part of the Premises or any securing of any fixtures,

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apparatus, or equipment of any kind to any part of the Premises) unless or until
Tenant shall have caused plans and specifications therefore to have been prepared, at Tenant's expense, by an architect, or other duly qualified person and shall have obtained Landlord's prior written approval thereof.

         12. COMMON AREAS. Landlord grants to Tenant and its agents, employees, and customers, a non-exclusive license to use the common areas in common with others during the Term, subject to the exclusive control and management thereof at all times by Landlord.

                  Landlord will operate and maintain, or will cause to be operated and maintained, the common areas in a manner deemed by Landlord to be reasonable and appropriate and in the best interests of the Property. Landlord will have the right (i) to establish, modify and enforce reasonable rules and regulations with respect to the common areas; (ii) to enter into, modify and terminate easements and other agreements pertaining to the use and maintenance of the parking and common areas; (iii) to close temporarily any or all portions of the common areas; (iv) to discourage non-customer parking; and (v) to do and perform such other acts in and to said areas and improvements as, in the exercise of good business judgment, Landlord shall determine to be advisable. Tenant shall not use the parking lots for any purpose other than to park allowed vehicles.

         13. UTILITIES, HEAT, AIR CONDITIONING AND HOT WATER. Landlord will provide to the Premises connections so that Tenant may obtain separately metered electricity. Tenant will be responsible for the cost of such service, including, but not limited to, that required for heat, air conditioning and hot water. Tenant will arrange for electrical, telephone and other such services in its own name, and indemnify Landlord for all charges or claims for such services, including attorney's and other professional fees. The Premises shall also be provided with water on a single meter for the Property. Tenant shall reimburse Landlord for its pro-rata share of the Property's water expenses. Such water expenses shall be included in the Operating Expenses set forth in Section 4(a)(1) above.

         14. INDEMNITY. Tenant agrees to indemnify Landlord from any and all claims, actions, damages, liability and expense, including attorney's and other professional's fees, in connection with the loss of life, personal injury and/or property damage arising out of the occupancy or use of Tenant of the Premises, regardless of whether such claims are made by Tenant or a third party. Tenant acknowledges that the Premises are within its sole and exclusive control for purposes of this section.

                  (a) Waiver of Subrogation Rights. Tenant agrees to and does hereby waive any and all rights it or a party claiming through it may have to be subrogated to a claim covered under this Section 14, and Tenant does further agree now and forever after to waive any right its insurer may have against Landlord, solely by virtue of subrogation, Tenant waiving on behalf of such insurer(s) all claims unless such claims result from the gross negligence of Landlord.

                  (b) Release of Landlord for Acts of Others. Landlord shall not be responsible or liable to Tenant, or to those claiming by, through or under Tenant, for any loss or damage which may be occasioned by or through the acts or omissions of persons occupying space adjoining the Premises or any part of the Premises adjacent to or connecting with the Premises or any other part of the Property unless such loss or damage results from the gross negligence of Landlord.

         15. INSURANCE. At all times after the execution of this Lease, Tenant will take out and keep in force, at its expense, in a standard company for the protection of itself and Landlord, naming Landlord as additional insured:

                  (a) Public liability insurance, including insurance against assumed or contractual liability, with respect to the Premises, to afford protection to the limit, for each occurrence, of not less than Three Million Dollars ($3,000,000.00) with respect to personal injury or death, and Five Hundred Thousand Dollars ($500,000.00) with respect to property damage, or one hundred percent (100%) of the replacement value of all alterations, inventory, fixtures, equipment, personal property, floor coverings and furnishings installed in and located on the Premises if such replacement value exceeds $500,000.

                  (b) All-risk casualty insurance, written at replacement cost value and with replacement cost endorsement covering all of Tenant's personal property in the Premises (including, without limitation, inventory, trade fixtures, floor coverings, furniture and other property removable by Tenant under the provisions of this Lease) and all leasehold improvements installed in the Premises; and

                  (c)  If  and  to  the  extent   required  by  law,   workmen's
compensation or similar insurance in form and amounts required by law.

                  (d) Each such policy shall: (i) be issued by a company which is licensed to do business in the jurisdiction in which the Property is located and which shall otherwise be acceptable to Landlord in its reasonable discretion; (ii) contain an endorsement that such policy shall remain in full force and effect notwithstanding that the insured may have waived its right of action against any party prior to the occurrence of a loss, and shall provide that the insurer thereunder waives all right of recovery by way of subrogation against Landlord, its partners, agents, employees and representatives, in connection with any loss or damage covered by such policy; (iii) be acceptable in form and content to Landlord; (iv) be primary and non-contributory; and (v) contain an endorsement prohibiting cancellation, failure to renew, reduction of amount of insurance or change in coverage without the insurer's first giving Landlord at least thirty (30) days prior written notice (by certified or registered mail, return receipt requested) of such proposed action. No such policy shall contain any deductible provisions except as otherwise approved in writing by Landlord. Tenant shall deliver a certificate of insurance (and, upon request, copies of all required insurance policies, including endorsements and declarations) to Landlord on or before the Lease Commencement Date and at least annually thereafter.

                  Tenant will not do or suffer to be done, or keep or suffer to be kept, anything in, upon or about the Premises which will contravene Landlord's policies of hazard or liability insurance or which will prevent Landlord from procuring such policies in companies acceptable to Landlord.

         16.  LANDLORD'S OBLIGATION TO REPAIR AND RECONSTRUCT.

                  (a) Generally. If the Premises shall be damaged by fire, the elements, accident or other casualty (any such causes being referred to herein as a "Casualty"), but the Premises shall not be thereby rendered wholly or partially untenantable, Landlord shall promptly cause such damage to be repaired and there shall be no abatement of rent. If, as the result of casualty, the Premises shall be rendered wholly or partially untenantable, then subject to the provisions of this Section 16, Landlord shall cause such damage to be repaired and all rent (other than any Additional Rent due Landlord by reason of Tenant's failure to perform any of its obligations hereunder) shall be abated proportionately as to the portion of the Premises rendered untenantable during the period that Tenant is deprived of the use of the damaged portion of the Premises. All such repairs shall be made at the expense of Landlord, but Landlord shall not be required to perform any work beyond that which is the property of Landlord known as the Premises and Landlord's obligations to repair damage shall not exceed the proceeds of insurance available to Landlord reduced by any proceeds retained pursuant to the rights of a mortgagee, as hereinafter defined. Landlord shall not be liable for interruption to Tenant's business or for damage to or replacement or repair of Tenant's personal property or to any leasehold improvements installed in the Premises by or for Tenant, all of which damage, replacement or repair shall be undertaken and completed by Tenant promptly.

         All injury or damage to the Premises or the Property resulting from the fault or negligence of Tenant shall be repaired by Tenant at Tenant's expense and rent shall not abate. If Tenant shall fail to do so, or if Landlord shall so elect, Landlord shall have the right to make such repairs and any expenses so incurred shall be paid by Tenant.

                  (b) Landlord's  Option to Terminate Lease. If the Premises are
(i) rendered wholly untenantable, or (ii) damaged as a result of any cause which is not covered by Landlord's insurance or (iii) damaged or destroyed in whole or part during the last two (2) years of the Term, or (iv) if the Property is damaged to the extent of fifty percent (50%) or more of the floor area thereof, then in any of such events, Landlord may elect to terminate this Lease by giving to Tenant notice of such election within ninety (90) days after the occurrence of such event. If such notice is given, the rights and obligations of the parties shall cease as of the date of such notice, and rent (other than any Additional Rent due Landlord by reason of Tenant's failure to perform any of its obligations hereunder) shall be adjusted as of the date of such termination.

         17. CONDEMNATION AWARDS. If the entire Premises shall be condemned for public purposes, or in the event Landlord shall convey the Property, or a portion thereof, to any public authority in settlement of a threat of condemnation, the Rent shall be adjusted to the date of such taking or conveyance and this Lease shall thereupon terminate. If only a portion of the Premises or Property shall be so taken or conveyed, then, at Landlord's sole discretion, this Lease may be terminated. If Landlord does not terminate this Lease then this Lease shall not terminate, but effective as of the date of such taking or conveyance, the Rent hereunder shall be abated in an amount proportionate to the area of the Premises taken or conveyed. All compensation awarded for any taking of the Premises or the Property or any interest in either shall belong to and be the property of Landlord, Tenant hereby assigning to Landlord all rights with respect thereto; provided, however, nothing contained herein shall prevent Tenant from applying for reimbursement from the condemning authority (if permitted by law) for moving expenses, or the expense of removal of Tenant's trade fixtures, or loss of Tenant's business good will. If such evacuation by Tenant reduces the amount of the award or other compensation otherwise recoverable from the condemning authority by Landlord or the owner of the fee simple estate in the Property, then Tenant agrees to make prompt reimbursement to Landlord therefor. Tenant shall have no claim against Landlord as a result of such taking.

         18. ASSIGNMENTS AND SUBLETTING. Tenant will not assign this Lease, in whole or in part, nor sublet all or any part of the Premises, nor license concessions or lease departments therein, nor shall any assignment of this Lease be effected by operation of law or in any other manner without first obtaining the written consent of Landlord. Consent by Landlord to any assignment or subletting shall not constitute a waiver of the requirement for such consent to any subsequent assignment or subletting.

                  No consent by Landlord to any assignment or sublease by Tenant shall relieve Tenant of any obligations of Tenant under this Lease, whether arising before or after the assignment or sublease. Any assignment or sublease that is not in compliance with this Section 18 shall be void and, at the option of Landlord, shall constitute a material default by Tenant under this Lease. Acceptance of any rent by Landlord from a proposed assignee or subtenant or other transferee, shall not constitute consent by Landlord to any assignment or sublease to, or any recognition of any assignee, subtenant or transferee, or a waiver by Landlord of any failure of Tenant to comply with the requirements of this Section 18.

                  Each assignee, subtenant, or transferee, other than Landlord, shall assume all obligations of Tenant under this Lease and shall be and remain jointly and severally liable with Tenant for payment of rent, Additional Rent and the performance of all terms, covenants, conditions and agreements herein contained on Tenant's part to be performed for the Term. No assignment shall be binding on Landlord unless Tenant or other party to an assignment shall deliver to Landlord a counterpart of the assignment and an instrument in recordable form that contains the covenant of assumptions by the transferee which is satisfactory in substance and form to Landlord and consistent with the requirements of this Lease. Tenant shall reimburse Landlord on demand for any costs that may be incurred by Landlord in connection with any proposed assignment or sublease, including, without limitation, the cost of investigating the proposed transferee and the legal costs incurred in connection with the granting of any requested consent. In the event Landlord consents to any assignment or sublease by Tenant and rents due under that assignment or sublease is greater than the one due Landlord by Tenant under this Lease then Tenant shall pay the excess to Landlord.

                  If Tenant is a corporation, the filing of Articles of Transfer or Articles of Merger with the State Department of Assessments and Taxation, or the failure to do so when Tenant would otherwise be so legally required, or any merger, consolidation, or other transaction constituting an assignment by operation of law, of the assets of this corporation will at the election of Landlord constitute an unauthorized assignment of this Lease.

                  Provided that Tenant has complied with the terms of this Section, Landlord shall not unreasonably delay or withhold its approval of a transfer of the Lease in conjunction with a merger or consolidation of Tenant's business to a financially qualified entity.

                  Notwithstanding the other provisions of this Section, Landlord acknowledges that Tenant is a holding company for the Bank, a Maryland state chartered commercial bank in the process of organization. Landlord agrees that Tenant may, without further approval of Landlord assign the Lease to the Bank upon completion of its organizational process and the granting of all final regulatory approvals for the Bank to begin operations as a commercial bank. Tenant will provide Landlord notice of such assignment.

         19. DEFAULT. Any one or more of the following events shall constitute an "Event of Default".

                  (a) The sale of Tenant's interest in the Premises under attachment, execution or similar legal process.

                  (b) The filing of a petition proposing the adjudication of Tenant or any guarantor of Tenant's obligations hereunder as bankrupt or insolvent or the reorganization of Tenant or any such guarantor or an arrangement by Tenant or any such guarantor with its creditors, whether pursuant to the Federal Bankruptcy Act of any similar federal or state proceeding, unless such petition is filed by a party other than Tenant or any such guarantor and is withdrawn or dismissed within thirty (30) days after the date of this filing.

                  (c) The admission in writing by Tenant or any such guarantor of its inability to pay its debts when due.

                  (d) The appointment of a receiver or trustee for the business or property of Tenant or any such guarantor, unless such appointment shall be vacated within ten (10) days of its entry.

                  (e) The  making  by   Tenant  or  any  such  guarantor  of  an
assignment for the benefit of its creditors.

                  (f) The failure of Tenant to pay any rent, which includes Additional Rent or other sum of money when the same is due hereunder.

                  (g) Default by Tenant in the performance or observance of any covenant or agreement of this Lease (other than a default involving the payment of money), which default is not cured within ten (10) days after the giving of notice thereof by Landlord, unless such default is of such nature that it cannot be cured within such ten (10) day period, in which no Event of Default shall occur so long as Tenant shall commence the curing the default within such ten
(10) day period and shall thereafter diligently prosecute the curing of the same.

         20. REMEDIES. Upon the occurrence and continuance of an Event of Default, Landlord, without notice to Tenant in any instance (except where expressly provided for below) may do any one or more of the following:

                  (a) Landlord may sell at public or private sale all or any part of the goods, chattels, fixtures and other personal property belonging to Tenant which are or may be put unto the Premises during the Term, whether exempt or not from sale under execution or attachment (it being agreed that said property shall at all times be bound with a lien in favor of Landlord and shall be chargeable for all Fixed Minimum Rent and Additional Rent and for the fulfillment of the other covenants and agreements herein contained) and apply the proceeds of such sale, first, to the payment of all costs and expenses of conducting the sale or caring for or storing said property; second, toward the payment of any indebtedness for Fixed Minimum Rent and Additional Rent, which may be or may become due from Tenant to Landlord; and third to pay to Tenant, on demand in writing, any surplus remaining after all indebtedness of Tenant to Landlord has been fully paid.

                  (b) Landlord may perform, on behalf and at the expense of Tenant, any obligation of Tenant under this Lease which Tenant has failed to perform and of which Landlord shall have given Tenant notice, the cost of which performance by Landlord, together with interest thereon at 18% from the date of such expenditure, shall be deemed Additional Rent and shall be payable by Tenant to Landlord upon demand.

                  (c) Landlord may elect to terminate this Lease and the tenancy created hereby by giving notice of such election to Tenant, and may re-enter the Premises, by summary proceedings or otherwise, and may remove Tenant and all other persons and property from the Premises, and may store such property in a public warehouse or elsewhere at the cost of any for the account of Tenant without resort to legal process and without Landlord being deemed guilty of trespass or becoming liable for any loss or damage occasioned thereby.

                  (d) Landlord may exercise any other legal or equitable right or remedy which it may have.

                  Notwithstanding the provisions of clause (b) above and regardless of whether an Event of Default shall have occurred, Landlord may exercise the remedy described in clause (b) without any notice to Tenant if Landlord, in its good faith judgment, believes it would be materially injured by failure to take rapid action or if the unperformed obligation of Tenant constitutes an emergency.

                  If this  Lease is  terminated  by  Landlord  pursuant  to this
Section 20, Tenant nevertheless shall remain liable for any Fixed Minimum Rent, Additional Rent and damages which may be due or sustained before and after such termination, and all reasonable costs, fees and expenses incurred by Landlord in pursuit of its remedies hereunder, or in renting the Premises to others from time to time.

         21. WAIVER OF TRIAL BY JURY. Landlord and Tenant do hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of, or in any way connected with, this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises and/or any claim of injury or damage and any emergency statutory or any other statutory remedy. The parties agree to restrict the filing of any lawsuits to the state courts of Maryland.

         22. LEGAL PROCEEDINGS. In the event legal proceedings are instituted against Tenant by Landlord, either for payment of rent or for possession, then Tenant agrees to pay all Court costs instant to such proceedings, together with reasonable attorney's fees.

         23. SUBORDINATION AND ATTORNMENT. Unless a Mortgagee (as hereinafter defined) shall otherwise elect, Tenant's rights under this Lease are and shall remain subject and subordinate to the operation and effect of (a) any lease of land or of land and buildings in a sale-leaseback transaction involving the Premises, or (b) any mortgage, deed of trust or other security instrument constituting a lien upon the Premises, whether the same shall be in existence at the date hereof or created hereafter, any such lease, mortgage, deed of trust or other security instrument being referred to herein as a "Mortgage" and the party or parties having the benefit of the same, whether as lessor, mortgagee, trustee or noteholder, being referred to herein as "Mortgagee". Tenant's acknowledgment and agreement of subordination provided for in this Section 23 is self-operative and no further instrument of subordination shall be required; however, Tenant shall execute such further assurances thereof as shall be requisite or as may be requested from time to time by Landlord or Mortgagee.

                  If any person shall succeed to all or part of Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, and if so requested or required by such successor in interest, Tenant shall attorn to such successor in interest and shall execute such agreement in confirmation of such attornment as such successor in interest shall reasonably request. In the event of a request by Landlord or Mortgagee, Tenant will execute an Estoppel Certificate containing such information as Landlord or Mortgagee may reasonably request.

         24. SEVERABILITY. If any term or provision, or any portion thereof, of this Lease, or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

         25. BROKER'S COMMISSION. Property Management Company represents the Landlord in this Lease. Tenant has not engaged the services of any brokers, investment bankers or other parties who may suppose themselves entitled to a commission on the transaction. Each of the parties represents and warrants that there are no other claims for brokerage commissions or finder's fees in connection with the execution of this Lease, and agrees to indemnify the other against, and hold it harmless from, all liability arising from any such claim including, without limitation, the cost of counsel fees in connection therewith.

         26. INSPECTIONS BY LANDLORD. Tenant will permit Landlord, its agents, employees and contractors to enter all parts of the Premises during Tenant's business hours to inspect the same and to enforce or carry out any provision of this Lease and will permit Landlord access at any time in the event of an emergency.

         27. NOTICES. All notices required herein shall be in writing, mailed first class to Landlord at the Address for Notices to Landlord as set forth in
Section 1.1(o) above and to Tenant and Milton D. Jernigan, II at the Address for Notices to Tenant as set forth in Section 1.1(n) above.

         28. COMPLIANCE WITH LAWS AND REGULATIONS. Tenant, at its sole cost and expense, shall comply with and shall cause the Premises to comply with (a) all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations and ordinances affecting the Premises or any part thereof, and (b) all rules, orders and regulations of the National Board of Fire Underwriters or Landlord's fire insurance rating organization or other bodies exercising similar functions in connection with the prevention of fire or the correction of hazardous condition, which apply to the Premises.

         29. CORPORATE TENANTS. In the event Tenant is a corporation, the person(s) executing this Lease on behalf of Tenant hereby covenants and warrants that: Tenant is a duly constituted corporation qualified to do business in Maryland; all Tenant's franchises and corporate taxes have been paid to date; all future forms, reports, fees and other documents necessary for Tenant to comply with applicable laws will be filed by Tenant when due; and such persons are duly authorized by the Board of Directors of such corporation to execute and deliver this Lease on behalf of the corporation.

         30. APPLICABLE LAW. This Lease and the rights and obligations of the parties hereunder shall be construed in accordance with the laws of the State of Maryland.

         31. PERFORMANCE OF LANDLORD'S OBLIGATIONS BY MORTGAGEE. Tenant shall accept performance of any of Landlord's obligations hereunder by any Mortgagee.

         32. SHORT FORM. The Tenant agrees to execute a short form of Lease for recording at the request of Landlord.

         33. CONTINUANCE OF LEASE TERMS AND HEIRS, ASSIGNS, ETC. It is mutually covenanted, understood and agreed by the parties hereto, that each of the expressions, promises, agreements, requirements and obligations of this Lease shall extend to and bind not only Landlord and Tenant hereto, but each and every one of their heirs, personal representatives, successors and assigns (permitted assigns of Tenant), and wherever in this Lease, a reference to Landlord or Tenant is made, such reference shall be deemed to include wherever appropriate, the heirs, representatives, personal representatives, successors and assigns of Landlord or Tenant; the same as if in each case expressed, and all covenants in this Lease expressed shall be deemed to be covenants running with the Land.

         34. RULES AND REGULATIONS. Tenant agrees to comply with the attached Rules and Regulations and with any reasonable modifications thereto from time to time adopted by Landlord.

         35. GENERAL. The Section headings contained in this Lease are for reference purposes only and shall not affect in any way the meaning or interpretation of this Lease. This Lease may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Time is of the essence of this Lease. This Lease contains the entire agreement and arrangement between the parties hereto, and no part hereof shall be modified, changed, deleted, or obligated except by written supplement hereto, executed by the parties as named herein or their successors in interest and no part of this agreement shall be supplemented or altered.

         36.  CINDER  BLOCK   BUILDING.   The  vacant   cinder  block   building
(approximately 2,700 square feet) now existing in front of the Building (adjacent to the Honda parking lot) will be demolished and replaced with parking, driveway and/or open drive aisle areas. Landlord reserves the right to construct a building on a pad site in the parking lot of the Property upon the following conditions (i) Landlord will not build the pad site building until it has acquired and incorporated into the Property the veterinary offices building located to the west of the Property, (ii) without the advance written consent of Tenant, Landlord will not build the pad site building in a Bank Line of Sight Area to be designated on Exhibit C attached hereto which will generally run from the front of the Premises to the corner of Admiral and West Streets, then along West Street to approximately the intersection of West Street and Chinquapin Round Road and then diagonally back to the front of the Premises.

         37. NON COMPETING USE. The Landlord will not lease any remaining portion of the Property to a bank, savings and loan or financial company engaged in accepting deposits and making loans or otherwise engaging in commercial banking activities.

         38. FIRST RIGHT OF REFUSAL. Landlord will grant to Tenant a right of first refusal to lease the pad site for its bank branch location, subject to the terms of this Section.

         Landlord shall give written notice, hereinafter called Landlord Offer, to Tenant that the pad site shall become available for lease. Landlord's Offer shall contain the terms on which Landlord intends to offer the pad site for lease to third parties, with a commencement date no less than ninety (90) days after the date of Landlord's Offer. Tenant shall provide written notice to Landlord as to Tenant's decision to lease or not to lease the pad site within ten (10) days after receipt of Landlord's Offer. If Tenant does not provide written notice or indicates that it will not exercise its right of first offer, this right will expire and Landlord shall have no future obligations to Tenant with respect to the pad site. If Tenant indicates that it desires to lease the pad site, Landlord will submit an amendment to this Lease which will contain identical terms and conditions as the Lease, except that the rental rate payable for the pad site shall be the same rate as Landlord would offer to a third party bona fide tenant with whom Landlord would have negotiated at arms-length and shall also include any concessions, tenant improvement allowances and parking rights that would be offered to said third party bona fide tenant.

         39. FACADE. Landlord will develop the facade of the Premises based upon a design by Scarlett Breeding of Alt Breeding Schwartz Architects in Annapolis, Maryland acceptable to Tenant (which design will be reasonably consistent architecturally with the brick design previously provided to Landlord and to Tenant by Scarlett Breeding and which design is consistent with and takes advantage of the brick character of the east end of the Building in which the Premises are located). The architectural design fees and the costs of construction of the agreed-upon facade treatment will be borne by Landlord.

         40. COMMENCEMENT DATE EXTENSION OPTION. Tenant will have the option to extend the Commencement Date for three (3) extension periods of one (1) month each in exchange for payment to Landlord of the Lease Extension Rent as set forth in Section 1.1 above. In order to exercise this option, Tenant shall provide Landlord with written notice and the Lease Extension Rent on or prior to the first day of any extension period.

         41. PRE-COMMENCEMENT DATE TERMINATION OPTION. Tenant shall have the option to terminate the Lease at any time prior to the Commencement Date (as may be extended pursuant to Section 40 above) in the event of a Regulatory Failure as set forth in Section 1.1 above by providing Landlord written notice of such termination and paying or forfeiting to Landlord the Security Deposit and all Lease Extension Rent paid or owed to Landlord prior to the Termination Date as set forth in Section 1.1 above.

         42. POST-COMMENCEMENT DATE TERMINATION OPTION. Tenant shall have the further option to terminate the Lease after the Commencement Date, but prior to the Final Bank Approval Date, in the event of a Regulatory Failure by providing Landlord written notice of such termination and paying and/or forfeiting to Landlord the following: (i) the Security Deposit, (ii) all Lease Extension Rent paid or owed to Landlord prior to the Termination Date, (iii) any and all Interim Rent paid or owed to Landlord prior to the Termination Date, (iv) any and all Fixed Minimum Rent, Operating Expenses and Real Estate Taxes paid or owed to Landlord prior to the Termination Date, (v) the Termination Fee set forth in Section 1.1 above and (vi) the Bank Specific Expenses as set forth in
Section 1.1 above (subject to adjustments for returns and allowances).

         43. CONSTRUCTION. Upon the later of (i) the Commencement Date (subject to any extensions of the Commencement Date in accordance with the Tenant's Commencement Date Extension Option as set forth in Section 40 above), or (ii) the receipt of all building permits for the construction of the improvements to the Premises, Landlord shall commence construction of the Landlord Standard Improvements as set forth in Section 1.1 and the Tenant Improvements set forth in Section 1.1 above for which the Landlord has agreed to serve as contractor. Landlord shall be entitled to a construction management fee equal to five percent (5%) of the cost of each item within the Landlord Standard Improvements and Tenant Improvements. The Landlord will complete the foregoing construction work within sixty (60) days after the commencement of construction. Landlord shall build-out the Premises in accordance with Tenant's plans and specifications. Landlord shall be responsible for the cost of Landlord's Standard Improvements and the cost of Tenant Improvements within the Tenant Improvement Allowance as set forth in Section 1.1 above, including the 5% construction management fee. However, Tenant shall be responsible for the cost of any Tenant Improvements in excess of the Tenant Improvement Allowance plus the 5% construction management fee and Tenant hereby agrees to pay Landlord promptly for the cost of such items upon being billed by Landlord. The attached Exhibit D incorporates Landlord's estimate of the Tenant Improvements as of the execution date of the Lease. Where possible, any repairs done to the outside of the building should be accomplished using brick removed from elsewhere on the building. In addition to Landlord's Standard Improvements and the Tenant Improvements set forth within this Section, Landlord shall be responsible for the cost of the following items:

         Installing a second means of doorway egress at the rear of the Premises as required by the Fire Marshall (including, if so required, an appropriate landing);

         Installing a new window to replace any window lost by the doorway provision above;

         Relocating the west wall of the boiler room ten (10) feet to the east;

         Removing the entrance of the boiler room from the front of the Building to the interior of the Building (inside the Bank's space) if permitted by the Fire Marshall;

         Moving the front entrance of the Bank by ten (10) feet toward Admiral Drive to take advantage of the reduced boiler room size and to maximize the space available for the branch consistent with the attached Exhibit A prepared by Alt Breeding Schwarz Architects;

         Closing the window vent spaces on Admiral Drive with bronze sheeting or comparable material (as opposed to attempting to match the brick).

         44. INTERIOR DESIGN FEES. The interior design fees will be divided between Tenant and Landlord. Tenant will be responsible for the architectural fees and Landlord will be responsible for the engineering fees.

         45. RENEWAL OPTION. Provided that i) the Lease is in full force and effect, ii) Tenant is in possession of the Premises, iii) Tenant has not been in default beyond any applicable cure period more than two times during the term of the Lease and iv) Tenant is not then in default under the Lease, Tenant shall have the option to extend the Term of the Lease for three (3) additional periods of five (5) years (the Renewal Term(s)). The Renewal Term(s) shall commence upon the Expiration Date of the initial term of the Lease or the prior Renewal Term and shall be upon the same terms and conditions as set forth in the Lease except as set forth hereinafter:

         a) The Basic Annual Rent during the Renewal Term(s) shall be at the then market rental rate; provided, however, that in any event, the Basic Annual Rent during any Renewal Term will not be less that the rent for the last year in the preceding term.

         b) The Annual Minimum Rent Escalation Percentage during the Renewal Term(s) shall be based upon the increase in the Consumer Price Index, hereinafter called the CPI, but will have a minimum of three percent (3.0%) and a maximum of six percent (6.0%). The CPI means the Consumer Price Index for Urban Wage Earners and Clerical Workers-Revised (1982-4=100), Washington, D.C. - Maryland - Virginia Metropolitan Index, published by the Bureau of Labor Statistics for the United States Department of Labor (designated as "CPI-W) or any successor index to which conversion may be computed. Such increases shall be calculated by multiplying the Rent by a fraction, the numerator of which shall be the most recently published monthly index preceding the anniversary date of the Lease year for which such annual increase is to be made and the denominator of which shall be the most recently published monthly index preceding the first date of the particular Renewal Term.

         b) Landlord shall have no obligation to do any work or perform any services with respect to the Premises, which Tenant shall continue to occupy in its then "as is" condition during the Renewal Term(s).

         c) Tenant shall not be entitled to any rent abatement during the Renewal Term(s).

         Tenant's option to extend, as herein provided, shall be conditioned upon and subject to Landlord's receipt of written notice from Tenant of Tenant's exercise of its option to extend no later than six months prior to the Expiration Date of the initial term of the Lease or any Renewal Term. Tenant's failure to deliver the notice of exercise prior to such deadline shall be deemed to be a waiver by Tenant of its right to renew the Term of the Lease, time being of the essence. Tenant shall be required to exercise its option to renew with respect to all (and not less than all) of the Premises. Tenant's option to renew is not assignable and may be exercised only by Tenant.

         46. FDIC Requirements. Notwithstanding any other provisions contained within this Lease, in the event (a) Lessor or its successors or assignees shall become insolvent or bankrupt, or if it or their interests under this Lease shall be levied upon or sold under execution or other legal process, or (b) the depository institution then operating on the Premises is closed, or is taken over by any depository institution supervisory authority ("Authority"), Lessor may, in either such event, terminate this Lease only with the concurrence of any Receiver or Liquidator appointed by such Authority; provided, that in the event this Lease is terminated by the Receiver or Liquidator, the maximum claim of Lessor for rent, damages, or indemnity for injury resulting from the termination, rejection, or abandonment of the unexpired Lease shall in no event be in an amount greater than all accrued and unpaid rent to the date of termination.


         IN WITNESS WHEREOF, the parties hereto intending to be legally bound hereby have executed this Lease as of the day and year first above written.

Signed in the presence of:           LANDLORD:
                                     ADMIRAL PROPERTIES, LLC


_________________________            By:_______________________________________
Witness                                   David P. Loughlin
                                          General Manager


                                     TENANT:
                                     COMMERCEFIRST BANCORP

_________________________            By:_______________________________________
Witness                                    Richard J. Morgan
                                           President and Chief Executive Officer